Exhibit (f)(5)
FUND OFFICE RETIREMENT
PROFIT-SHARING PLAN & TRUST
(As Amended and Restated, Effective as of December 1, 2002)

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FUND OFFICE RETIREMENT
PROFIT-SHARING PLAN & TRUST
Amended and Restated, Effective as of December 1, 2002
P R E A M B L E
     Chestnut Street Exchange Fund (the “Company”) sponsors the Fund Office Retirement Profit-Sharing Plan (the “Plan”) which was originally established effective September 18, 1981. The Plan is a multiple employer plan covering unrelated Participating Employers.
     The Plan has been amended and restated from time to time since its original effective date, most recently effective January 1, 1998. As of the date hereof, there are two Participating Employers in the Plan: the Company and The RBB Fund. This restatement (the “2002 Restatement”) was adopted on October 29, 2007, and is intended to incorporate all amendments adopted since the Plan’s last restatement, all applicable provisions of “EGTRRA” (as defined in Section 2.14), and the provisions of certain other applicable laws and regulations.
     Subject to the approval of the Internal Revenue Service as a condition subsequent, the Company hereby amends and restates the Plan as follows:
Section 1
Purpose and Effective Date
          1.1. Purpose: This Plan is intended to be a defined contribution plan for the exclusive benefit of the Participants and their Beneficiaries, and it shall be interpreted and administered in a manner consistent with the provisions of ERISA and the Code. It is the intention of the Employer to amend and restate the Plan to comply with those provisions of EGTRRA, the final regulations issued under Section 401(a)(9) of the Code, and certain other applicable laws and regulations affecting qualified employee benefit plans.
          1.2. Effective Date. Except as otherwise provided, this amendment and restatement shall be effective as of December 1, 2002.
Section 2
Definitions
          The following words and phrases, as used in this instrument, shall have the following meanings, unless a different meaning is clearly required by the context:

          2.1. “Account” shall mean a Participant’s Employer Contributions Account, Rollover Contributions Account and Transferred Contributions Account as the context requires.
          2.2. “Affiliated Employer” shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.
          2.3. “Aggregate Compensation” shall mean the total Compensation paid during a Plan Year to all Participants who are entitled to share in the allocation of the contributions made by the Employer for the Plan Year.
          2.4. “Beneficiary” shall mean the Person or Persons entitled to receive any benefits under this Plan and Trust in the event of a Participant’s death.
          2.5. “Board of Managing General Partners” shall mean the Board of Managing General Partners of the Company.
          2.6. “Break in Service” shall mean any Plan Year during which the Employee does not complete more than one hundred (100) Hours of Service with the Employer.
          2.7. “Code” shall mean the Internal Revenue Code of 1986 and amendments thereto.
          2.8. “Company” shall mean Chestnut Street Exchange Fund.
          2.9. (a) “Compensation” of any Employee or Participant for any Plan Year shall mean wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).
               (b) Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.
               (c) Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), or, 132(f)(4) of the Code.
               (d) The annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code (the “Annual Compensation Limit”). The Annual Compensation Limit means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “Determination Period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year. If a Determination Period consists of fewer than 12 months, the Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. If Compensation for any prior Determination Period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for the prior Determination Period is subject to Annual Compensation Limit in effect for that prior Determination Period.
          2.10. “Determination Date” shall mean with respect to any Plan Year, the last day of the preceding Plan Year.
          2.11. “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Plan Administrator.
          2.12. “Effective Date” shall mean December 1, 2002.
          2.13. “EGTRRA” shall mean the Economic Growth and Tax Relief Reconciliation Act of 2001.
          2.14. “Eligible Employee” shall mean all Employees other than: (a) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining, unless the bargaining agreement provides for participation in the Plan, (b) any person who is a Self-Employed Individual within the meaning of Section 401(c)(1) of the Code, (c) non-resident aliens who received no earned income from the Employer which constitutes income from sources within the United States, and (d) any person providing services to Employer pursuant to an agreement between the Employer and a leasing organization, including, but not limited to, a Leased Employee.
          2.15. “Employee” shall mean any common law employee of an Employer. The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer as provided in Sections 414(n) or (o) of the Code and not subject to the safe harbor described in Section 2.27(b) as provided in Section 414(n)(5) of the Code.
          2.16. “Employer” shall mean the Company and any Affiliated Employer of the Company, which shall adopt this Plan for its employees, with the approval of the Company, and any other corporation, partnership, business association or proprietorship, which shall have assumed in writing the obligations of the Plan and Trust, with the approval of the Company, including any successor to an Employer as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Employer.

          2.17. “Employer Contributions” shall mean the contributions described in Section 4.1.
          2.18. “Employer Contributions Account” shall mean the account maintained for a Participant to record his share of Employer Contributions made pursuant to Section 4.1 and adjustments relating thereto as provided in Section 6.
          2.19. “Employment Commencement Date” shall mean the first day of employment by the Employee during which he completes at least one (1) Hour of Service.
          2.20. “ERISA” shall mean the Employee Retirement Income Security Act of 1974 and amendments thereto.
          2.21. “Entry Date” shall mean the date the Employee first becomes an eligible employee.
          2.22. “Fiduciary” shall mean any Person that exercises any discretionary authority or discretionary control respecting the management or disposition of Plan assets or renders any investment advice for a fee or other compensation or exercises any discretionary authority or responsibility for the administration of the Plan.
          2.23. “Fund” or “Trust Fund” shall mean the trust fund created in accordance with this Plan and Trust, and all earnings, increments, and additions thereon and thereto.
          2.24. “Highly Compensated Employee” effective January 1, 1997, shall include Highly Compensated Active Employees and Highly Compensated Former Employees in accordance with the following rules:
               (a) A Highly Compensated Active Employee includes any Eligible Employee who: (1) was a 5-percent owner at any time during the Determination Year or the Look-Back Year, or (2) for the Look-Back Year had Compensation from the Employer in excess of $80,000 and was in the Top-Paid Group for the Look-Back Year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.
          In determining whether an employee is a Highly Compensated Employee for the Plan Year beginning in 1997, the amendments to Section 414(q) of the Code stated above are treated as having been in effect for the Plan Year beginning in 1996.
               (b) Definitions. For this purpose, the following definitions shall apply:
                    (1) Determination Year shall be the Plan Year for which the determination of who is highly compensated is being made.
                    (2) Look-Back Year shall be the twelve-month period immediately preceding the Determination Year, or, if the Company elects, the calendar year ending with or within the Determination Year.

                    (3) Top Paid Group shall mean the group consisting of the top twenty (20%) percent of the Eligible Employees when ranked on the basis of Compensation paid during such year; provided, however, that for this purpose the following Employees shall be excluded:
                         (A) Employees who have not completed 6 months of service,
                         (B) Employees who normally work less than 17 1/2 hours per week,
                         (C) Employees who normally work not more than 6 months during any year,
                         (D) Employees who have not attained age 21, and
                         (E) Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.
               (c) A Highly Compensated Former Employee includes any Eligible Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a Highly Compensated Active Employee for either the separation year or any Determination Year ending on or after the Employee’s 55th birthday. A Highly Compensated Former Employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.
               (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of this Section 2.24, all employers required to be aggregated with the Employer under Section 414(b), (c), (m), or (o) of the Code will be treated as a single employer.
          2.25. (a) “Hour of Service” shall mean:
                    (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and
                    (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holidays, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. No more than five-hundred one (501) Hours of Service will be credited under this Paragraph 2 for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Paragraph 2 shall be calculated and credited pursuant to Department of

Labor Regulation Section 2530.200b-2, as amended from time to time, which are incorporated herein by this reference; and
                    (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2) above, as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods for which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
               (b) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.
               (c) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Sections 414(n) or 414(o) of the Code and the regulations thereunder.
               (d) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, a Participant who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Participant but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this Subsection (d), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Participant, (2) by reason of a birth of a child of the Participant, (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Subsection (d) shall be credited (1) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Plan Year. In no event shall the Hours of Service credited under this Subsection (d) exceed one hundred one (101) hours.
          2.26. “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          2.27. (a) “Leased Employee” effective December 1, 1997, shall mean any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“Leasing Organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.
               (b) A Leased Employee shall not be considered an Employee of the recipient Employer if the following two conditions are met: (i) such Employee is covered by a money purchase plan providing: (1) a nonintegrated Employer contribution rate of at least ten (10%) percent of Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate Participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty (20%) percent of the Employer’s Nonhighly Compensated Employee workforce.
          2.28. “Leave of Absence” shall mean any Leave of Absence which may be granted by the Employer in accordance with reasonable standards and policies uniformly observed and consistently applied and may include, by way of illustration and not limitation, Leaves of Absence granted because of illness of the Employee or of his family members, vacations without pay, and pursuit of educational or vocational study.
          2.29. “Limitation Year” shall mean the Plan Year.
          2.30. “Named Fiduciary” shall mean the Company.
          2.31. “Nonhighly Compensated Employee” shall mean a Participant who is not a Highly Compensated Employee.
          2.32. “Nonvested Separation” shall mean termination of employment of a Participant whose vested percentage in his Account is 0%.
          2.33. “Normal Retirement Age” shall mean age 65.
          2.34. “Participant” shall mean any Eligible Employee of the Employer who has met the eligibility and participation requirements of the Plan as hereinafter set forth.
          2.35. “Party in Interest” shall mean:
               (a) Any Fiduciary.
               (b) Any Person providing services to the Plan.
               (c) The Employer.

               (d) Any employee organization whose members are Participants.
               (e) Any direct or indirect owner of fifty (50%) percent or more of the combined voting power of all classes of stock entitled to vote or the total value of all classes of stock of the Employer.
               (f) Any Relative of any individual described in subsections (a), (b) or (e).
               (g) Any corporation, partnership, trust or estate of which (or in which) fifty (50%) percent or more of: (i) the combined voting power of all classes of stock entitled to vote or the total value of all classes of stock of such corporation; (ii) the capital interest or profits interest of such partnership; or (iii) the beneficial interest of such trust or estate is owned directly or indirectly or held by Persons described in subsections (a), (b), (c), (d) or (e) above.
               (h) Any employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten (10%) percent or more shareholder, directly or indirectly, of a Person described in subsections (b), (c), (d), (e) or (g) above.
               (i) Any ten (10%) percent or more partner or joint venturer (directly or indirectly) in capital or profits of a Person described in subsections (b), (c), (d), (e) or (g) above.
          2.36. “Person” shall mean any individual, partnership, joint venture, corporation, mutual company, joint stock company, trust, estate, unincorporated organization, association or employee organization.
          2.37. “Plan” shall mean the Fund Office Retirement Profit-Sharing Plan as set forth herein and as may be amended from time to time.
          2.38. “Plan Administrator” shall mean the Company or the Committee designated by the Company pursuant to Section 17.3.
          2.39. “Plan Year” shall mean the twelve (12) consecutive month period commencing on December 1 and each anniversary thereof.
          2.40. “Required Aggregation Group” shall mean (i) each qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period, as defined in Section 12, (regardless of whether the Plan has been terminated), and (ii) any other qualified Plan of the Employer which enables any Plan described in (i) to meet the requirements of Section 401(a)(4) or Section 410 of the Code.
          2.41. “Reemployment Commencement Date” shall mean the first day on which the Employee is credited with an Hour of Service for the performance of duties after his reemployment with the Employer.

          2.42. “Rollover Contributions” shall mean the Contributions described at Section 5.1(a).
          2.43. “Rollover Contributions Account” shall mean the Account established for a Participant pursuant to Section 6.1(b).
          2.44. “Spouse” shall mean the person recognized by the state in which the Participant is domiciled as the Participant’s legal spouse. A Participant shall, in the Plan Administrator’s sole discretion, be deemed not to have a Spouse if the Participant or a Beneficiary establishes to the satisfaction of the Plan Administrator that the person recognized by such state as the Participant’s legal spouse cannot be located. The Plan Administrator shall be entitled to rely upon a representation of a Participant that the Participant has no Spouse.
          2.45. “Taxable Year” shall mean the annual accounting period upon the basis of which income is reported by the Employer for Federal income tax purposes.
          2.46. “Transferred Contributions” shall mean the contributions described in Section 5.1(b).
          2.47. “Transferred Contributions Account” shall mean the Account established for a Participant pursuant to Section 6.1(c).
          2.48. “Trust” shall mean the trust established under the trust agreement herein set forth as adopted by the Company, together with any and all amendments thereof and supplements thereto.
          2.49. “Trustee” or “Trustees” shall mean the Trustee or Trustees designated under this Plan and Trust and any successor Trustee or Trustees thereto.
          2.50. “Valuation Date” shall mean the last day of the Plan Year, or such other dates, as may be determined by the Plan Administrator.
          2.51. “Vesting Year of Service” shall mean any Plan Year during which the Employee is credited with at least two hundred (200) Hours of Service. Vesting Years of Service shall include all years of service prior to this restatement for which such Employee received a year of service for vesting purposes under the terms of the Plan as previously effective.
          2.52. “Year of Service” shall mean any Plan Year during which the Employee completes at least two hundred (200) Hours of Service.

Section 3
Participation
          3.1. Participants Under Restated Plan. Any Eligible Employee who, immediately preceding December 1, 2002 was a Participant under the Plan shall be a Participant under this Plan as of December 1, 2002.
          3.2. Admission of Eligible Employees. Any other present Employee and any future Employee shall participate in the Plan as of such Employee’s Entry Date.
          3.3. Effect of Acquisition or Merger. Notwithstanding anything herein to the contrary, any person who becomes an Employee of an Employer as a result of an acquisition, merger, consolidation or similar transaction with respect to a group, unit, or entity to which such person belongs, shall only be eligible to become a Participant of this Plan at such time as the Board of Managing General Partners extends coverage of this Plan to such group, unit or entity.
          3.4. Crediting of Service for Eligibility Purposes. Any Participant who terminates his employment with the Employer and who returns to the employ of the Employer before he has incurred a Break in Service shall be eligible to participate in the Plan on his Reemployment Commencement Date.
          3.5. Corrections with Regard to Participation
               (a) If in any Plan Year an Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which would have been contributed with respect to such Eligible Employee had he not been omitted. Such contribution shall be contributed whether or not it is deductible in whole or in part in any Taxable Year under applicable provisions of the Code. It shall be the responsibility of the Employer and Plan Administrator to take any and all actions as required by this Section 3.5(a).
               (b) If in any Plan Year any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the amount contributed on behalf of such ineligible person shall be forfeited by such person and treated as a contribution made by a mistake of fact by the Employer. It shall be the responsibility of the Employer and the Plan Administrator to take any and all actions as required by this Section 3.5(b).
          3.6. Provision of Information. Each Employee shall execute such forms as may reasonably be required by the Plan Administrator, and shall make available to the Plan Administrator any information the Plan Administrator may reasonably request in this regard. By virtue of his participation in this Plan, an Employee agrees, on his own behalf and on behalf of all persons who may have or claim any right by reason of the Employee’s participation in the Plan, to be bound by all provisions of the Plan.

          3.7. Transfer of Employment Between Employers. Transfer of employment by a Participant from one Employer to another Employer shall not be deemed to be a termination of employment or participation by the Participant, and for all purposes under this Plan, a Participant’s Years of Service and participation with all Employers hereunder shall be aggregated (except that simultaneous service with two or more Employers shall be treated as one period of service or participation under the Plan), and a Participant’s benefits resulting from contributions by two or more Employers shall be treated as a single entity for purposes of making distributions to such Participant pursuant to the provisions of the Plan.
Section 4
Employer Contributions
          4.1. Amount of Employer Contribution. (a) Employer Contributions may be made at the discretion of the Board of Managing General Partners of the Employer for any Plan Year, subject to the limits for tax deduction set forth under the Code and provided that the special allocation in Section 12.3 has been satisfied if the Plan is a Top-Heavy Plan.
               (b) To be eligible for an allocation of Employer Contributions under Section 4.1(a) for a Plan Year, a Participant must meet one of the following requirements:
                    (1) have been credited with at least two hundred (200) Hours of Service during the Plan Year,
                    (2) have attained his Normal Retirement Age and retire during the Plan Year,
                    (3) die during the Plan Year, or
                    (4) terminate employment by reason of Disability during the Plan Year.
               (c) The Employer Contribution under Section 4.1(a) and any forfeitures under Section 8.3 shall be allocated among eligible Participants in the ratio that the Compensation of each such Participant for the Plan Year bears to the Aggregate Compensation for such Plan Year.
          4.2. General Provisions Governing Employer Contributions. (a) The Employer shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.
               (b) The Employer Contributions for each Plan Year shall be paid to the Trustees in such manner and at such time or times as shall be determined by the Employer but not later than the time prescribed by law for filing the Employer’s Federal income tax return (including extensions thereof) for such Plan Year.
               (c) Notwithstanding anything herein to the contrary, upon the Employer’s request, a contribution, which was (i) made by a mistake of fact; or (ii) conditioned upon initial qualification of the Plan; or (iii) conditioned upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one (1) year of the mistaken payment of contribution, the denial of initial qualification, or the disallowance of the deductions (to the extent disallowed), whichever the case may be; provided, however, any contribution made incident to the initial qualification of the Plan will be returned within one (1) year after the date the initial qualification was denied by the Commissioner of the Internal Revenue only if the application for the qualification was made by the time prescribed by law for filing the Employer’s return for the Taxable Year in which the Plan is adopted, or such later date, as the Secretary of the Treasury may prescribe.
          The maximum amount that may be returned to the Employer in the case of a mistake of fact or the disallowance of a deduction is the excess of (i) the amount contributed, over, as relevant, (ii) (I) the amount that would have been contributed had no mistake of fact occurred, or (II) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the IRS. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer Contributions may be returned to the Employer.
Section 5
Rollover Contributions and Transferred Contributions
          5.1. Rollover Contributions and Transferred Contributions.
               (a) Rollover Contributions Any Participant may make a Rollover Contribution under the Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee and shall mean:
                    (1) the contribution of an eligible rollover distribution as defined at Section 9.5(c)(1) which is transferred by the Eligible Employee to this Plan from (i) a qualified plan described in Section 401(a) or Section 403(a) of the Code, (ii) an annuity contract described in Section 403(b) of the Code, and (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Such contribution must be made within sixty (60) days following his receipt thereof, or within such other time permitted under the Code.

                    (2) the contribution of an amount distributed from an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income and that is transferred by the Participant to this Plan within sixty (60) days of his receipt from such account, within such other time permitted under the Code.
                    (3) the direct payment of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or Section 403(a) of the Code, excluding after-tax employer contributions, (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, or (iii) an eligible plan under Section 457(b) of the Code (which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state) to this Plan pursuant to Section 401(a)(31) of the Code.
               (b) Transferred Contributions. Any Participant may transfer to the Trust Fund the Participant’s entire interest from an eligible retirement plan, excluding after-tax employee contributions; provided the transfer does not jeopardize the tax-exempt status of the Plan. The Plan shall not accept a direct transfer attributable to accumulated deductible employee contributions as defined by Section 72(o)(5)(B) of the Code. The Trustee may condition acceptance of such a trust to trust transfer upon receipt of such documents as it may require.
Section 6
Accounts and Allocation
          6.1. Maintenance of Accounts. Such accounts as may be necessary or desirable to effect the purposes of the Plan shall be maintained or caused to be maintained. The Trust Fund shall provide for separate accounting as follows:
               (a) the portion of each Participant’s share or account resulting from Employer Contributions and earnings or losses thereon (such amounts to be recorded in an “Employer Contributions Account”);
               (b) the portion of each Participant’s share or account resulting from Rollover Contributions and earnings or losses thereon (such amounts to be recorded in a “Rollover Contributions Account”);
               (c) the portion of each Participant’s share or account resulting from Transferred Contributions and earnings or losses thereon (such amounts to be recorded in a “Transferred Contributions Account”);
          6.2. Investment Funds. The Trust Fund shall be comprised of separate investment funds, as determined by the Company. Such funds may be evidenced by appropriate bookkeeping entries or by a physical segregation of assets. At its discretion, and in a nondiscriminatory manner, the Company may change or eliminate one or all of the funds.

          6.3. Valuation of Plan Assets.
               (a) As of each Valuation Date, the fair market value of all assets of each of the investment funds maintained under the Plan shall be determined. Such valuation shall be determined in accordance with Subsection (b) below governing the allocation of earnings and losses and the principles of Section 3(26) of ERISA and the regulations thereunder. Such valuation shall give effect to earnings and losses as determined under Subsection (b) below as well as brokerage fees, transfer taxes, contributions, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date. In making all such determinations, the Plan Administrator may employ such accounting methods as the Plan Administrator may deem appropriate in order to fairly reflect the fair market value of the funds and each Participant’s Account. For this purpose the Plan Administrator may rely upon information provided by the Trustee or other persons believed by the Plan Administrator to be competent.
               (b) For accounts which the Trustee invests, gains and losses shall be allocated in the ratio that the Participant’s Account balance bears to the total of all Account balances.
Section 7
Limitation on Allocation and Benefits
          7.1. Maximum Permissible Amount if Participant Has Only Participated in this Plan.
               (a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, as defined in Section 7.5 hereof, the amount of Annual Additions, which may be credited to a Participant’s account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation in this Plan. If the Employer contribution which would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.
               (b) Prior to determining the Participant’s actual Limitation Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Limitation Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
               (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Limitation Compensation for the Limitation Year.

               (d) If, pursuant to Subsection (c) above or as a result of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount shall be disposed of as follows:
                    (1) If the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant’s account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.
                    (2) If, after the application of (1) above, an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.
                    (3) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 7.1, it will not participate in the allocation of the Trust’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer or any Participant contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants.
          7.2. Maximum Permissible Amount if Participant Also Participates In Master or Prototype Defined Contribution Plan. (a) This Section 7.2 applies if, in addition to this Plan, the Participant is covered under a qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, as defined in Section 7.5 hereof, during any Limitation Year. The Annual Additions which may be credited to a Participant’s account under this Plan for any Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under such other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.
               (b) Prior to determining the Participant’s actual Limitation Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 7.1(b) hereof.

               (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Limitation Compensation for the Limitation Year.
               (d) If pursuant to Subsection (c) above or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.
               (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,
                    (i) the total Excess Amount allocated as of such date, times
                    (ii) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.
               (f) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 7.1(d) hereof.
          7.3. Maximum Permissible Amount If Participant Participates in Defined Contribution Plan Which Is Not A Master or Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with Section 7.2 as though the other plan were a master or prototype plan unless the Employer provides other limitations hereunder.
          7.4. Maximum Permissible Amount If Participant Participates in Defined Benefit Plan. Effective for Limitation Years beginning prior to January 1, 2000, if the Employer maintains, or at any time maintained, a qualified defined benefit Plan which covered any Participant in this Plan, the sum of the Participant’s Defined Benefit Fraction, as hereinafter defined, and the Defined Contribution Fraction, as hereinafter defined, shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to any such Participant’s account under this Plan in any Limitation Year shall be reduced to the extent necessary to meet the limitations of this Section 7.4. The Plan Administrator shall advise the affected Participant of the reductions so made.
          7.5. Definitions. The terms used in this Section 7 shall have the following meanings:
               (a) “Annual Additions” shall mean the sum of the following amounts credited to a Participant’s account for the Limitation Year:

                    (1) Employer contributions;
                    (2) forfeitures, if applicable; and
                    (3) amounts allocated, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan.
                    For this purpose, any excess amount applied under Sections 7.1(d) or 7.2(f) hereof in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.
               (b) “Defined Benefit Fraction” shall mean a fraction, the numerator of which is the sum of a Participant’s Projected Annual Benefits under all the qualified defined benefit plans (whether or not terminated) maintained by the Employer determined at the end of the Limitation Year, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the highest average Limitation Compensation, including any adjustments under Section 415(b) of the Code.
               Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.
               (c) “Defined Contribution Dollar Limitation” effective December 1, 1995, shall mean thirty thousand ($30,000) dollars as adjusted under Section 415(d) of the Code by the Secretary of the Treasury for increases in the cost-of-living.
               (d) “Defined Contribution Fraction” shall mean a fraction, the numerator of which is the sum of the Annual Additions credited to the Participants’ accounts under this and all qualified defined contribution plans (whether or not terminated) of the Employer for the current and all prior Limitation Years, (including the sum of the Annual Additions attributable to the Participant’s Employee nondeductible contributions to any qualified defined benefit plans of the Employer (whether or not terminated) for the current and all prior Limitation Years, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the

Maximum Aggregate Amounts, as hereinafter defined, for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant’s Limitation Compensation for such year.
               (e) “Employer” shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code and as modified by Section 415(h) of the Code), all trades or businesses under common control (as defined in Section 414(c) of the Code and as modified by Section 415(h) of the Code), or all members of any affiliated service group (as defined in Section 414(m) of the Code) of which the adopting Employer as a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
               (f) “Excess Amount” shall mean the excess of the Annual Additions credited to the Participant’s account for the Limitation Year over the Maximum Permissible Amount.
               (g) “Highest Average Limitation Compensation” shall mean the average Limitation Compensation for the three consecutive Years of Service with the Employer that produces the highest average.
               (h) “Limitation Compensation” shall mean wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code. Limitation Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).
          For purposes of applying the limitations of this Section 7, Limitation Compensation for a Limitation Year is the Limitation Compensation actually paid or made available in gross income during such Limitation Year.
          For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this article, Limitation Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code.
          For Limitation Years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 7 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

          The preceding paragraph shall also apply to the definition of Compensation for purposes of Sections 2.26 and 2.27 of the Plan for Plan Years beginning on and after January 1, 2001.
               (i) “Limitation Year” shall mean the Plan Year.
               (j) “Master or Prototype Plan” shall mean a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.
               (k) “Maximum Permissible Amount” shall mean for a Limitation Year, the lesser of
                    (1) The Defined Contribution Dollar Limitation, or
                    (2) One hundred (100%) percent of the Participant’s Limitation Compensation for the Limitation Year. The compensation limitation referred to in this Section 7.5(k)(2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or Section 419A(d)(2) of the Code.
          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months in the Short
Limitation Year
12
               (l) “Projected Annual Benefit” shall mean a Participant’s annual benefit (adjusted to the actuarial equivalent of a single life annuity if expressed in a form other than a single life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming: (i) the Participant will continue employment until the later of current age or Normal Retirement Date under the Plan, and (ii) that the Participant’s Limitation Compensation for the Limitation Year and all other relevant factors used to determine benefits under the Plan shall remain constant for all future Limitation Years.
Section 8
Vesting
          8.1. Determination of Participant’s Vested Interest.
               (a) A Participant shall at all times have a vested percentage of 100% in his Rollover Contributions Account and Transferred Contributions Account.

               (b) A Participant shall have a vested percentage of 100% in his Employer Contributions Account if he terminates employment due to the attainment of Normal Retirement Age, or upon Disability or death.
               (c) The vested percentage of a Participant in his Employer Contributions Account not vested pursuant to Subsections (a) or (b) above shall be determined in accordance with the following vesting schedule:

IF VESTING YEARS OF	THE PARTICIPANT’S
SERVICE AS OF THE DATE	NONFORFEITABLE
OF TERMINATION EQUAL:	PERCENTAGE IS:
1	10%
2	25%
3	50%
4	75%
5 or more	100%
          8.2. Rules for Crediting Vesting Service.
               (a) For purposes of this Section 8.2, Years of Service prior to a Break in Service and Years of Service after said Break in Service shall be taken into account in determining a Participant’s vested interest in accordance with the following rules:
                    (1) Subject to Paragraph (3) below, if the former Participant had no vested percentage in his Employer Contributions Account as of the commencement of his Break in Service, then:
                         (A) For purposes of determining the Participant’s nonforfeitable interest which accrued after such Break in Service, his Years of Service prior to such Break in Service shall be disregarded only when the number of consecutive one (1) year Breaks in Service within such period equals or exceeds the greater of five (5), or the aggregate number of Years of Service before such period.
                         (B) For purposes of determining the Participant’s nonforfeitable interest which accrued prior to the commencement of such Break in Service, Years of Service after such Break in Service shall be disregarded only where the Participant has incurred five (5) consecutive one (1) year Breaks in Service.
                    (2) Subject to Paragraph (3) below, if the former Participant had a vested interest in his Employer Contributions Account as of the commencement of his Break in Service, then:
                         (A) For purposes of determining the Participant’s nonforfeitable interest which accrued after such Break in Service, his Years of Service prior to such Break in Service shall not be disregarded.

                         (B) Except as otherwise provided in this Section 8, for purposes of determining the Participant’s nonforfeitable interest which accrued prior to the commencement of such Break in Service, Years of Service after such Break in Service shall be disregarded only where the Participant has incurred five (5) consecutive one (1) year Breaks in Service.
                    (3) Notwithstanding Paragraphs (1) and (2) above, in the case of any Employee who has any one (1) year Break in Service, Years of Service before such break shall not be required to be taken into account until he has completed a Year of Service after his Break in Service.
          8.3. Forfeitures. Subject to Sections 9.3 and 9.4, if a Participant terminates employment with the Employer and is not fully vested in his Employer Contributions Account, then the nonvested portion of such Account will be forfeited as of the date of termination of employment; provided, however, that such Participant receives a distribution following such termination in accordance with Section 9. If a Participant does not receive a distribution following his termination of employment, the nonvested portion of his Employer Contributions Account shall be forfeited following a period of five (5) consecutive one year Breaks in Service. Forfeitures of the nonvested portion of the Participant’s Employer Contributions Account shall first be applied to restore a Participant’s Account as specified in Section 9.4 and then any excess shall be allocated to the Accounts of Participants in the ratio that Compensation of each such Participant bears to Aggregate Compensation of all Participants for the Plan Year.
          8.4. Amendments to the Vesting Schedule. (a) No amendment to the vesting schedule prescribed in Section 8.1(c) above, shall deprive a Participant of nonforfeitable rights to his Employer Contributions Account accrued to the date of such amendment. Further, if the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage of benefits, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage of his benefits computed under the Plan without regard to such amendment.
          The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:
                    (i) Sixty (60) days after the amendment is adopted;
                    (ii) Sixty (60) days after the amendment becomes effective; or
                    (iii) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.
               (b) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this Subsection (b), a Plan amendment which has the effect of decreasing a Participant’s account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee’s right to his Employer Contributions Account will not be less than his percentage computed under the Plan without regard to such amendment.
Section 9
Distributions
          9.1. Termination of Employment by Reason of Normal Retirement, Disability or Death. A Participant who terminates his employment by reason of attainment of Normal Retirement Age or by reason of incurring a Disability or death shall be entitled to one hundred percent (100%) of his Account. The amount shall be distributed in accordance with the further provisions of this Section 9 and Section 10.
          9.2. Termination of Employment Prior to Death, Disability, and Retirement. Upon the termination of the Participant’s employment with the Employer prior to Early Retirement, his Normal Retirement Age, his death or his Disability, the Participant’s vested interest in his Account shall be determined in accordance with Section 8.1. Upon the Participant’s termination of employment with the Employer and subject to the further provisions of this Section 9 and Section 10, the Participant may make a written request to the Trustees for distribution of an amount equal to his vested interest in his Account.
          9.3. Commencement Date of Distribution.
               (a) For purposes of this Section 9.3, the Cash-Out Limit shall be $5,000. Effective as of March 28, 2005, however, the Cash-Out Limit shall be $1,000.
               (b) If a Participant’s vested Account balance at the time of his termination of employment does not exceed the Cash-Out Limit, the Plan Administrator will make an involuntary cash-out distribution to the Participant of the value of his vested Account without obtaining the Participant’s consent and, if otherwise needed, spousal consent. Such distribution shall be made as soon as administratively practicable after the Valuation Date coinciding with or immediately following the Participant’s termination of employment. If the value of a Participant’s vested Account is zero, the Participant shall be deemed to have received a distribution of such vested Account.
               (c) (1) If the Participant’s vested Account balance at the time of his termination of employment exceeds the Cash-Out Limit, payment of such benefits shall be made, or commence to be made, as soon as administratively practicable after the Valuation Date that the Plan Administrator receives the Participant’s written request for distribution; provided that, no consent to a distribution prior to the date the Participant attains his Normal Retirement Age shall be valid until after written notification of the right to defer is received by the Participant. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. The Plan Administrator shall, pursuant to Treasury Regulation Section 1.417(e)-1T(b)(3), provide such written notification of the right to defer any benefit payable no less than 30 days nor more than 90 days before the first day on which all events occur which entitle the Participant to payment of the benefit (the “Annuity Starting Date”). If a Participant does not consent in writing to the distribution during this time period and fails to elect deferral, benefits will commence as of the 60th day following the last day of the Plan Year during which the Participant’s Normal Retirement Age occurs. Notwithstanding the preceding sentences, such distribution may commence less than 30 days after the notice described in the preceding sentences (the “Notice”) is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), (ii) the Participant, after receiving the notice, affirmatively elects a distribution, and (iii) such distribution cannot commence before the expiration of the seven (7) day period that begins the day after the Notice is provided to the Participant.
               (d) For purposes of Section 9.3(a), the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Account balance as provided in Section 9.3(b). This Section 9.3(d) shall no longer be effective as of March 28, 2005.
          9.4. Reemployment and Repayment of Benefits. If a Participant, who after termination of employment received a distribution and forfeited any portion of his Employer Contributions Account or is deemed to have received a distribution in accordance with Section 9.3(b), resumes employment, he shall have the right, while an Employee, to repay the full amount previously distributed from such Employer Contributions Account. Such repayment must occur before the earlier of (1) the date on which he would have incurred five (5) consecutive one year Breaks in Service commencing after the distribution or (2) five years after the first date on which the Participant is subsequently reemployed. If the Participant makes a repayment, the Account balance of his Employer Contributions Account shall be restored to its value as of the date of distribution. If an Employee who had a Nonvested Separation and was deemed to receive a distribution under Section 9.3(b), resumes employment before incurring five (5) consecutive one year Breaks in Service his Employer Contributions Account will be restored, upon reemployment, to the amount on the date of such deemed distribution. The reinstatement of a Participant’s Employer Contributions Account shall be unadjusted by any gains or losses occurring subsequent to the distribution of such Account. The amount that is required to be restored shall be derived from forfeitures during the Plan Year and, if such forfeitures are not sufficient, from additional Employer contributions. Amounts restored shall not be considered annual additions for purposes of Section 415(c) of the Code and Section 7 hereof.
          9.5. Distribution Elections. Subject to the requirements of Section 10, each Participant shall be notified in writing as provided in Section 9.3(b) of his right to elect to receive his benefit in one of the following forms:

               (a) Lump Sum Payment.
               (b) Installment Option. Substantially equal annual payments, or more frequent installments over a period not in excess of the periods described in Section 10.3.
               (c) Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 9.5(c), a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.5(c), the following definitions shall apply:
                    (1) “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies of the Distributee and the Distributee’s designated beneficiary), or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any amount that is distributed on account of hardship. The after-tax portion of any distribution may be transferred only to an IRA, or to a qualified defined contribution plan described in Section 401(a) or Section 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
                    (2) “Eligible retirement plan” shall mean (i) an IRA; (ii) a Qualified Plan; (iii) an annuity contract described in Section 403(b) of the Code; and (iv) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of Eligible Retirement Plan shall also apply to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.
                    (3) “Distributee” A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.
                    (4) “Direct rollover” A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
          9.6. Benefit Commencement Date Requirements. Unless a Participant elects to defer distribution, in no event shall the benefit commencement date of a Participant who becomes entitled to benefits under this Plan be later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

               (a) The Participant reaches the earlier of age 65 or his Normal Retirement Date;
               (b) The Participant terminates employment with the Employer;
               (c) The 10th anniversary the Participant commenced participation in this Plan.
Notwithstanding the above, a failure to consent to a distribution pursuant to Section 9.3(b) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 9.6.
Section 10
Distribution Requirements
          10.1. General Rules
               (a) The requirements of this Section 10 shall apply to any distribution of a Participant’s Account, hereinafter referred to as the “Participant’s Interest,” and will take precedence over any inconsistent provisions of this Plan.
               (b) All distributions required under this Section 10 shall be determined and made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed Treasury Regulations.
               (c) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulation under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of Code or such other date as may be specified in guidance published by the Internal Revenue Service.
          10.2. Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date, as hereinafter defined at Section 10.6(f) hereof.
          10.3. Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):
               (a) the life of the Participant,
               (b) the life of the Participant and a designated Beneficiary,

               (c) a period certain not extending beyond the life expectancy of the Participant, or
               (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.
          10.4. Determination of Amount to be Distributed Each Year. If the Participant’s Interest is to be distributed in other than a single lump sum payment, the following minimum distribution rules shall apply on or after the Required Beginning Date.
               (a) Individual Account.
                    (1) If a Participant’s Interest is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant’s benefit by the Applicable Life Expectancy, as hereinafter defined of Section 10.6(a) hereof.
                    (2) For calendar years beginning before January 1, 1989, if the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.
                    (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant’s Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed Treasury Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Paragraph 1 above as the relevant divisor without regard to proposed Treasury Regulation Section 1.401(a)(9)-2.
                    (4) The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.
               (b) Other Forms. If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed Treasury Regulations thereunder and the terms thereof shall comply with the requirements of this Plan. An annuity contract distributed here from must be nontransferable.

          10.5. Death Distribution Provisions.
               (a) Distribution Beginning Before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.
               (b) Distribution Beginning After Death.
                    (1) If the Participant dies before distribution of his interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:
                         (A) If any portion of the Participant’s Interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.
                         (B) If the designated Beneficiary is the Participant’s surviving Spouse, the date distributions are required to begin in accordance with Subparagraph (A) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.
                    (2) If the Participant has not made an election pursuant to this Subsection (b) by the time of his death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection (b), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (c) For purposes of Subsection (b) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Subsection (b), with the exception of Paragraph (1)(B) therein, shall be applied as if the surviving Spouse were the Participant.
               (d) For purposes of this Section 10.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.
               (e) For purposes of this Section 10.5, distribution of a Participant’s Interest is considered to begin on the Participant’s Required Beginning Date or, if Subsection (c) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Subsection (b) above. If distribution in the form of an annuity irrevocably commences to the

Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.
          10.6. Definitions.
               (a) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.
               (b) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 11.2 hereof in accordance with Section 401(a)(9) of the Code and the proposed Treasury Regulations thereunder.
               (c) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 10.5 above.
               (d) Life Expectancy. (1) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9.
                    (2) Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 10.5(b)(i)(B) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
               (e) Participant’s Benefit.
                    (1) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.
                    (2) For purposes of Paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

               (f) Required Beginning Date.
                    (1) Prior to November 30, 2002, the Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.
                    (2) Effective on and after November 30, 2002 (A) Subject to paragraph 2(B) below, the Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a 5-percent Owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
                         (B) The “Preretirement Age 70 1/2 Distribution Option” previously available under this Plan is only eliminated with respect to Employees who reach age 70 1/2 on or after November 30, 2002. The “Preretirement Age 70 1/2 Distribution Option” is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.
                         (C) A Participant is treated as a 5-percent Owner for purposes of this Section if such Participant is a 5 percent Owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.
          10.7. Minimum Distribution Requirements. This Section 10.7 is based on the applicable model amendment set forth in Revenue Procedure 2002-29 that reflects the final and temporary Code Section 401(a)(9) regulations published in 2002 in the Federal Register:
               (a) Effective Date. The provisions of this Section 10.7 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
               (b) Precedence. The requirements of this Section 10.7 shall take precedence over any inconsistent provisions of the Plan.
               (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.
               (d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

               (e) Time and Manner of Distribution.
                    (1) Required Beginning Date. The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
                    (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:
                         (A) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as otherwise provided in Subsection 10.5(b)(2), distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
                         (B) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as otherwise provided in Subsection 10.5(b)(2), distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
                         (C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
                         (D) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 10.7(e)(2) other than Subsection (e)(2)(A), shall apply as if the surviving Spouse were the Participant.
          For purposes of Subsections (e)(2) and Section 10.7(g), unless Subsection 10.7(e)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 10.7(e)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(2)(A), the date distributions are considered to begin is the date distributions actually commence.
                    (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Subsections 10.7(f) and (g). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

               (f) Required Minimum Distributions During Participant’s Lifetime.
                    (1) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount distributed for each Distribution Calendar Year shall be the lesser of:
                         (A) The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
                         (B) If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
                    (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this Subsection 10.7(f) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
               (g) Required Minimum Distributions After Participant’s Death.
                    (1) Death On or After Date Distributions Begin.
                         (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
                    (i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
                    (ii) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
                    (iii) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

                         (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
                    (2) Death Before Date Distributions Begin.
                         (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death shall be the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 10.7(g)(1).
                         (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
                         (C) Death of Surviving Spouse before Distributions to Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(2)(A), this Subsection (g)(2)(C) shall apply as if the surviving Spouse were the Participant.
               (h) Definitions. The following definitions shall apply for purposes of this subsection:
                    (1) “Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 11.2 and is the designated beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.
                    (2) “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection 10.7(e). The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.
                    (3) “Life Expectancy” shall mean Life Expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.
                    (4) “Participant’s Account Balance” shall mean the Participant’s Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
                    (5) “Required Beginning Date” shall mean the Required Beginning Date as defined at Section 10.6(f).
Section 11
Designation of Beneficiary and Distribution Upon Death
          11.1. Payment of Plan Benefits Upon Death. A Participant’s death benefit shall be payable in full, to the surviving spouse. The surviving spouse may waive such right to a death benefit provided such waiver is in accordance with the following requirements: (a) the Participant’s Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse’s consent acknowledges the effect of the election; and (d) the Spouse’s consent is witnessed by a plan representative or notary public. If there is no surviving spouse, or if the surviving spouse has executed a waiver of the death benefit, such death benefit shall be payable to a designated Beneficiary in accordance with Sections 11.2 and 11.3.
          11.2. Designation of Beneficiary. In the event the surviving spouse waives his/her death benefit rights in accordance with Section 417(a)(2) of the Code, or in the event there is no surviving Spouse, then a Participant may designate such Person or Persons, other than the surviving Spouse, (including, but not by way of limitation, the trustee or the trustees of any trust fund), as the Beneficiary, to whom, in the event of his death, his interest or any undistributed balance thereof shall be paid. Such designation shall be filed with the Plan Administrator on such form or forms as may be prescribed by the Plan Administrator. The Beneficiary so designated may be changed by the Participant at any time and from time to time prior to the complete distribution of his interest. If no Person shall be designated as a Beneficiary, or if the designated Beneficiary shall not survive the Participant, payment of his interest or of any undistributed balance thereof shall be made to his Spouse, if living, otherwise to his then living issue, per stirpes. If no lineal descendants shall survive the Participant, then distributions shall be made to his estate.
          11.3. Distribution of Death Benefits. Subject to the provisions of Section 10, each Participant may request that any death benefit payable be made in one of the methods of distribution provided in Section 9.5. Such request shall be filed with the Plan Administrator on such form or forms as may be prescribed by the Plan Administrator. The method of distribution so requested may be changed at any time and from time to time by the Participant prior to complete distribution of his interest. If the Participant fails to request the method of distribution, then the designated Beneficiary shall be entitled to elect the method of distribution from those methods provided in Section 9.5 with the approval of the Plan Administrator.
Section 12
Top-Heavy Provisions
          12.1. Determination of Top Heavy Plan. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 12 shall apply and shall supersede any provision to the contrary in the Plan. This Plan shall be deemed a Top-Heavy Plan within the meaning of Section 416(g) of the Code if, as of the Determination Date, any one of the following conditions exists:
               (a) If the Top-Heavy Ratio, as determined under Section 12.2, for this Plan exceeds sixty (60%) percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
               (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty (60%) percent.
               (c) If this Plan is part of a Required Aggregation Group described in Subsection (b) above and is also part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group of plans exceeds sixty (60%) percent.
          12.2. Determination of Top-Heavy Ratio. For purposes of determining the Top-Heavy Ratio, the following rules shall apply:
               (a) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5 year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5 year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
               (b) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5 year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Subsection (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five year period ending on the Determination Date.
               (c) For purposes of Subsections (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.
                    (1) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
                    (2) Employees Not Performing Services During Year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.
               (d) The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
               (e) For purposes of Subsection (b) above, in determining the present value of accrued benefits of the defined benefit plans, the Plan Administrator shall use the assumptions used by such plans to determine whether or not the Plan is Top-Heavy.
          12.3. Minimum Allocation. (a) If the Employer does not maintain any other qualified defined benefit plan (including any Simplified Employee Pension Plan) and the Employer has never maintained any qualified defined benefit plan which has covered or could cover a Participant in this Plan, then unless otherwise permitted by law and subject to (e) and (f) below, the Employer Contributions and forfeitures, if applicable, allocated on behalf of any Participant who is not a Key Employee, in a Plan Year in which the Plan is Top-Heavy, shall not, in the aggregate, be less than the lesser of (i) three (3%) percent of such Participant’s Compensation as defined in Section 7.5(h) or (ii) the largest percentage of Employer Contributions and forfeitures allocated on behalf of any Key Employee under the Plan for such Plan Year as a percentage of such Key Employee’s Compensation (as defined in Section 7.5(h) and subject to the limitations of Section 401(a)(17) of the Code). The minimum contribution allocation is determined without regard to any Social Security contribution. This minimum contribution allocation shall be made even though, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) the Participant’s Compensation is less than a stated amount.
               (b) If, in addition to this plan, the Employer maintains another qualified defined contribution plan, which is Top-Heavy, then the minimum contribution provided for under (a) above shall be provided for under this Plan for each non-Key Employee who is a Participant in this Plan and under the other defined contribution plan for each non-Key Employee who is a participant under such other plan and not this Plan.
               (c) If, in addition to this Plan, the Employer maintains a qualified defined benefit plan, which is Top-Heavy, then the minimum contribution or minimum benefit shall be provided for in the following manner:
                    (i) Under this Plan in an amount equal to the minimum contribution described in Subsection (a) above for each non-Key Employee who is a Participant in this Plan and not a Participant in the defined benefit plan;

                    (ii) Under the defined benefit plan for each non-Key Employee who is a Participant under such other defined benefit plan.
               (d) The minimum contribution and/or minimum benefit required to be provided by law in a Plan Year during which the Plan is Top-Heavy (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or Section 411(a)(3)(D) of the Code.
               (e) The provisions in Subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.
               (f) Notwithstanding anything to the contrary in the Plan, if the minimum contribution and/or minimum benefit required to be provided by law in a Plan Year during which the Plan is Top-Heavy has already been provided to a Participant, in whole or in part, under such other plan or plans for such Plan Year, the minimum contribution shall not be required to be provided under this Plan, if already provided in full under such other plan or plans, and where it has already been provided in part by such other plan or plans, such minimum shall only be provided herein to the extent needed, when added to the part provided for in such other plan or plans, to satisfy the minimum required by law.
               (g) In the case of any conflict between the provisions of this Plan and such other plan of the Employer, the minimum benefit or minimum contribution shall be provided under this Plan.
          12.4. Vesting Rules. (a) For any Plan Year in which this Plan is a Top-Heavy Plan, the following minimum vesting schedule shall automatically apply to the Plan, unless the vesting schedule contained in Section 8.1(c) is more accelerated:

IF VESTING YEARS OF	THE PARTICIPANT’S
SERVICE AS OF THE DATE	NONFORFEITABLE
OF TERMINATION EQUAL:	PERCENTAGE IS:
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%
          The minimum vesting schedule shall apply to all benefits within the meaning of Section 411(a)(7) of the Code (except those benefits attributable to Employee contributions), including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan becomes a Top-Heavy Plan. In addition, no reduction in vested benefits may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year. However, this Section does not apply to the Employer Contributions Account of any Participant who does not have an Hour of Service in a Plan Year after the Plan has initially become a Top-Heavy Plan and such Participant’s Employer Contributions Account shall be determined, based on the vesting schedule under Section 8.1(c), without regard to this Section 12.4.

               (b) In the event the Plan becomes Top-Heavy and thereafter ceases to be a Top-Heavy Plan, the Top-Heavy vesting schedule of this Section 12.4 shall remain in effect, unless the vesting schedule contained in Section 8.1(c) is more accelerated.
          12.5. Application to Limitation on Allocations under Section 7. This Section 12.5 is not applicable to Limitation Years beginning after December 31, 1999. If, during any Limitation Year, an Employee is a Participant in both a defined contribution plan and a defined benefit plan, which comprise a “Top-Heavy Group”, the Plan Administrator shall calculate the denominators of the Defined Benefit Fraction and Defined Contribution Fraction under Section 7 by substituting “1.0” for “1.25” each place it appears in said Section 7.
Section 13
Loans to Participants and Withdrawals Prior to Termination of Employment
          13.1. Entitlement to Plan Loan. (a) A Participant may make written application to the Plan Administrator to borrow from the Trust Fund, and the Plan Administrator, in a uniform and non-discriminatory manner, may in its sole discretion permit such loan, upon the conditions hereinafter specified; provided, however, that such loans shall be available to all such Participants on a reasonably equivalent basis. Notwithstanding the foregoing, loans from the Plan will be permitted only in the event of a personal emergency or financial hardship. For purposes of this Section 13, the Plan Administrator shall determine that a hardship has occurred only if the loan is requested both on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need in accordance with the following standards:
                    (1) Immediate and Heavy Financial Need.
                         (A) In General. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A determination of an immediate and heavy financial need will generally be made by the Plan Administrator if the inability to satisfy the financial need would have a severe adverse effect upon the health, livelihood or well-being of a Participant or of a member of the Participant’s immediate family. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.
                         (B) Deemed Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:
                              (i) Expenses incurred or necessary for medical care described in Section 213(d) of the Code of the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code);
                              (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                              (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents; or
                              (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.
                    (2) Distribution Necessary to Satisfy Financial Need.
                         (A) In General. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if:
                              (i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;
                              (ii) All plans (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) maintained by the Employer provide that the Participant’s Elective Deferrals (and Employee Contributions) will be suspended for 12 months after the receipt of the hardship distribution;
                              (iii) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and
                              (iv) All plans maintained by the Employer provide that the Participant may not make Elective Deferrals for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant’s Elective Deferrals for the taxable year of the hardship distribution.
               (b) The authority herein granted to the Plan Administrator to approve loans from the Trust Fund is for the purpose of assisting a Participant to meet situations of financial assistance and shall not be used as a means of distributing benefits before they otherwise become due.
          13.2. Plan Loan Requirements. Loans shall be made upon the following terms and conditions:
               (a) Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees.
               (b) Except as otherwise permitted by law, the aggregate amount of all such loans to a Participant, when added to the outstanding balance of all other loans from all qualified plans of the Employer, shall not, at the time any such loan is made or renewed as hereinafter provided, exceed the lesser of:
                    (i) Fifty Thousand ($50,000) dollars reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made; or
                    (ii) Fifty (50%) percent of the vested portion of the Participant’s Account from which the borrowing is to be made, determined as of the Valuation Date coinciding with or next following the Plan Administrator’s receipt of the loan application. Thus, no Participant loan shall exceed the present value of the Participant’s vested accrued benefit.
          For purposes of this Section and for purposes of determining the amount of the loan, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), 414(m) and 414(o) of the Code are aggregated.
          An assignment or pledge of any portion of the Participant’s Interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.
               (c) (1) Except as provided in Paragraph (2) below, every loan shall be paid within such period as shall be approved by the Plan Administrator; provided, however, that the period of repayment, including periods of renewal, shall in no event exceed five (5) years from the date the loan is made.
                    (2) The restrictions of Paragraph (1) above shall not apply in the case where a loan is made to a Participant and the Participant proves, in a manner satisfactory to the Plan Administrator, that the loan shall be used to acquire any dwelling unit which is used, or which is to be used, within a reasonable period of time determined at the time the loan is made, as a principal residence of the Participant. Unless otherwise provided by law, the period of such a loan including all periods of renewal, may exceed five (5) years.
               (d) Loans shall be amortized at a substantially level rate and payments shall be due not less than quarterly.
               (e) Loans shall be made on notes approved by the Plan Administrator. All loans shall bear a reasonable rate of interest which rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances within the meaning of Department of Labor Regulation Section 2550.408b-1(e).
               (f) If a Participant requests and is granted a loan, principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be charged solely to that Account. Any other loan shall be treated as an investment of the Trust Fund and interest and principal payments on account thereof shall be credited to the Trust Fund. The Administrator shall determine the order of Accounts from which a loan may be made.
               (g) (i) All loans shall be adequately secured. All loans made hereunder are deemed to be adequately secured because the aggregate amount of all such loans to a Participant cannot exceed fifty (50%) percent of the value of the vested amount of the Participant’s Account pursuant to Section 13.2(b)(ii).
               (h) Subject to Subsection (j) below, in the event a note is not paid on or before maturity and is not renewed, the Plan Administrator shall give written notice to the Participant sent to his last known address, and, if the note is not paid pursuant to such notice, the amount allocated to the Participant’s Account shall be reduced by the amount of the unpaid balance of the loan, together with unpaid interest accrued thereon, and the Participant’s indebtedness shall thereupon be discharged to the extent such unpaid balance does not exceed the Participant’s then vested portion of his Account. To the extent the unpaid balance, together with unpaid interest accrued thereon, does exceed such vested portion of the Participant’s Account, the Plan Administrator shall take such legal action as it shall deem necessary and advisable to recover the remaining unpaid balance and interest.
               (i) In the event of the termination of employment of the Participant for any reason before the Plan loan is repaid in full and in the further event that the loan meets the requirements of Treasury Regulation Section 1.401(a)-13(d)(2)(iii), the unpaid balance thereof, together with unpaid interest accrued thereon, shall become due and payable, and the Plan Administrator shall first satisfy the indebtedness from the vested portion of the Participant’s Account before making any payments to the Participant or his Beneficiary. To the extent such vested portion of the Participant’s Account is insufficient to repay in full the unpaid balance, together with unpaid interest, the Plan Administrator shall make due demand on the terminated Participant or his estate to meet such demand, and upon failure of the terminated Participant to meet such demand, the Plan Administrator shall take such legal action as it shall deem necessary and advisable to recover the remaining unpaid principal and interest.
               (j) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.
               (k) Notwithstanding anything herein to the contrary, effective December 12, 1994, loan repayments shall be suspended under this Plan as permitted under Section 414(u)(4) of the Code.
          13.3. Withdrawals Prior to Termination of Employment. No withdrawals are permitted.

Section 14
Participating Employers
          14.1. Adoption of the Plan by Other Entities. Any corporation or other business entity may, by resolution of its own governing body, and with the approval of the Board of Managing General Partners of the Company, adopt the Plan and thereby become an Employer which adopting Employer shall be known as a “Participating Employer.” Separate accounting shall be maintained for the Accounts of Employees of each adopting Participating Employer. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single plan.
          14.2. Adopting Employer Appointed Agent of Participating Employers. Each Participating Employer appoints the Board of Managing General Partners or other governing entity of the Company as its agent to exercise on its behalf all of the administrative power and authority conferred upon the Plan by this Plan and Trust Agreement, including the power to amend the Plan on its behalf and on behalf of the Company and each other Participating Employer as set forth in Appendix A, provided such amendment does not materially affect the substance of the Plan with respect to the Company or any Participating Employer or materially affect the cost of the Company or any Participating Employer. The authority of the Board of Managing General Partners or other governing entity of the adopting Employer to act as agent of any Participating Employer, in accordance with Section 14.1 and this Section 14.2, shall terminate only if the part of the Plan’s assets held for the benefit of the employees of such Participating Employer shall be segregated in a separate trust as provided in Section 14.7 and such Participating Employer thereupon withdraws from the Plan in accordance with Section 14.6. Any material amendment (i.e., any amendment materially affecting the substance of the Plan with respect to the Company or any Participating Employer or materially affecting the costs of the Company or any Participating Employer) can only be adopted by the Company and all Participating Employers. Each Participating Employer exclusively reserves the power to terminate this Plan and/or the Trust Agreement as set forth in Article XVI with respect to such Participating Employer. The complete termination of the Plan can only be effected by action of the Company and all Participating Employers.
          Upon request of the governing body of a Participating Employer, the Company may amend the Plan with respect to the Employees of such Participating Employer provided that such change does not result in discrimination in favor of Highly Compensated Employees.
          14.3. Plan Contributions. All contributions made by a Participating Employer, as provided for in this Plan and unless modified by an instrument of adoption, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan, unless modified by an instrument of adoption.

          14.4. Determining Compensation. In the case of any Employee who is paid by more than one Participating Employer, all of his Compensation from the Participating Employers shall be aggregated for purposes of determining benefits if the Plan is integrated with Social Security.
          14.5. Transferring Employees. The Plan Administrator shall adopt equitable procedures whereby contributions and forfeitures are equitably allocated in the case of Employees transferring from the employment of one Participating Employer to another Participating Employer. Similarly, rules shall be adopted whereby Account records may be transferred from the records of one Participating Employer to another Participating Employer.
          14.6. Right to Withdraw (Plan Spinoff). Each Participating Employer having adopted the Plan shall have the right as of the last day of any month to withdraw from the Plan and/or Trust Agreement by delivering to the Company’s Board of Managing General Partners, the Plan Administrator and the Trustees written notification from its own governing body of such action and setting forth the date as of which the withdrawal shall be effective. The date specified in such written notice shall be deemed a Valuation Date for purposes of Section 6 hereof.
          A Participating Employer which adopts the Plan and Trust Agreement is thereafter an Employer with respect to its employees for purposes of the Plan, the Trust Agreement and this Adoption Agreement except that such Participating Employer delegates to the adopting Employer the power to amend the Adoption Agreement on its behalf and on behalf of the adopting Employer and each other Participating Employer, provided such amendment does not materially affect the substance of the Plan with respect to the adopting Employer or any Participating Employer or materially affect the costs of the adopting Employer or any Participating Employer. A Participating Employer reserves the power to withdraw from the Plan, as provided in this Section 14.6, and to terminate the Plan and Trust Agreement with respect to such Participating Employer.
          The withdrawal provisions contained in this Section 14.6 and Section 14.7 below shall be applicable only if the withdrawing Participating Employer continues to cover its Participants and Eligible Employees in another plan and trust qualified under Sections 401 and 501 of the Code. Otherwise, the termination provisions of the Plan and Trust Agreement shall apply with respect to the withdrawing Participating Employer.
          Subject to the requirements of Sections 16.5 and 16.7, any Participating Employer may, at any time, withdraw from the Plan upon giving the Board of Directors or other governing entity of the adopting Employer, the Administrative Committee and the Trustee at least 30 days notice in writing of its intention to withdraw. Upon the withdrawal of a Participating Employer pursuant to this Section 14.6, the Trustee shall segregate a portion of the assets in the Trust as set forth below, the value of which shall equal the total amount credited to the accounts of Participants employed by the withdrawing Participating Employer. Subject to the requirements of Sections 14.7, 16.5 and 16.7, the determination of which assets are to be so segregated shall be made by the Trustee in its sole discretion as set forth below.
          The Administrative Committee may, at any time, direct the Trustee to segregate from the Trust such part thereof as the Administrative Committee shall determine to be held for the benefit of the employees of a Participating Employer, and shall give a copy of such directions to the adopting Employer and each Participating Employer. Such directions shall specify the assets of the Trust to be segregated. Unless the adopting Employer or any Participating Employer files with the Trustee a written protest within 30 days after delivery of such directions to the Trustee, such directions shall conclusively establish that the assets specified therein represent the part of the Trust held for the benefit of the Employees of the adopting Employer and of each Participating Employer.
          After the expiration of such 30-day period, and after settlement of any such protest, the Trustee shall follow the Plan Administrator’s directions, including any modification thereof adopted in settlement of any protest. Any part of the Trust segregated pursuant to such directions shall thereafter be held in a separate trust identical in terms to the Trust hereby established or maintained, except that, with respect to such separate trust, this Plan and Trust Agreement shall be construed as if such Participating Employer were the adopting Employer and all powers and authority conferred upon the adopting Employer or its Board or other governing entity and the Plan Administrator shall devolve upon such Participating Employer or its Board of Directors or other governing entity. At any time thereafter, such Participating Employer and the Trustee may (but they shall not be required to) enter into a separate agreement stating the terms of such separate plan and trust agreement.
          14.7. Procedure Upon Withdrawal.
               (a) If a Participating Employer withdraws from the Plan and Trust Agreement as the result of its adoption of a different plan, the Trustees shall segregate the portion of the Trust Fund attributable to the Accounts of Participants employed solely by such Participating Employer.
          As soon as administratively feasible following receipt of a favorable letter of determination from the Internal Revenue Service with regard to the adoption of such successor plan, the Trustees shall transfer the segregated assets to the insurance carrier or fiduciary designated by the Participating Employer as the agency through which the benefits of such successor plan are to be disbursed.
               (b) If a Participating Employer withdraws from the Plan and Trust Agreement as the result of its adoption of a resolution to terminate its participation in the Plan and to distribute assets to its Employees who are Participants, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of the Participants who are employed solely by such Participating Employer, and the termination provisions of this Plan shall apply with respect to such segregated assets.

Section 15
Amendments
          The Company reserves the right to amend or modify this Plan at any time and from time to time by action of its Board of Managing General Partners, subject to the requirements of Sections 8.4(b) and 14.2. All parties to this Plan and Trust or claiming any interest thereunder shall be bound by such amendments, except however, that without his consent, no Person shall be deprived of any already existing benefits based upon contributions theretofore made to the Trust on account of such Person or of a Participant from whom said Person derives any interest as Beneficiary. Except as otherwise provided by the Plan, statutes, regulations and other rulings, no amendment shall have the effect of vesting in any Employer any right, title or interest to any assets held under this Trust or of diverting such assets to purposes other than for the exclusive benefit of Participants or their Beneficiaries. The consent of the Trustees shall not be necessary unless the Trustees in their discretion, determine that their duties or liabilities have been increased hereby.
Section 16
Termination of Plan and Trust
          16.1. Company’s Reservation of Right to Terminate. The Company reserves the right at any time to suspend or terminate the Plan and/or Trust in whole or in part, by delivering to the Trustees a copy of such suspension or termination as approved by the Board of Managing General Partners. Unless otherwise provided in the Plan, applicable statutes, regulations and other rulings, the Company shall have no power to suspend or terminate the Plan or the Trust in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or estates, or the payment of expenses pursuant to the provisions of the Plan, or as will cause or permit any portion of the Fund to revert to or become the property of the Company or a Participating Employer. Notwithstanding anything herein contained, the Company and the Participating Employers, upon such termination of the Plan, shall have no obligation or liability whatsoever to make any further payments to the Trustees, and neither the Trustees, nor any Participant, Employee or other Person shall have any right to compel the Company and the Participating Employers to make any payments after the termination of the Plan.
          16.2. Administration of the Trust Upon Termination and Full Vesting of Accounts. In the event that contributions to the Plan are suspended or the Plan is completely or partially terminated as hereinabove provided and unless the Company shall also terminate the Trust, the Trust shall continue in existence, and the Fund shall be held, administered and distributed by the Trustees as provided in the Plan and Trust, and all of the provisions of the Plan and Trust set forth in this Plan and Trust, which are applicable in the opinion of the Plan Administrator and the Trustees, other than the provisions relating to contributions, shall remain in full force and effect. Upon a complete discontinuance of contributions under the Plan or upon partial or complete termination of the Plan, the rights of all Employees to account balances accrued to the date of such discontinuance, termination or partial termination shall be fully vested and nonforfeitable.

          16.3. Distribution of Trust Assets. In the event that both the Plan and Trust are terminated, the Trustees shall distribute all assets remaining in the Fund, after payment of the expenses properly chargeable against the Fund, to the Participants, their Beneficiaries or estates, in accordance with the value of the accounts of such Participants as of the date of such termination of the Plan, in cash or in kind, or partly in cash and partly in kind, and in such manner as the Plan Administrator shall determine, subject to the provisions of Section 9. The Plan Administrator’s determination shall be final and conclusive on all Persons. In determining the value of the accounts of the Participants as of the date of the termination of the Plan, the assets of the Fund shall be valued by the Trustees at their fair market value as of the close of business on the termination date, and the accounts of the Participants shall be adjusted, in the manner provided in Section 6, and the Employer Accounts shall be further adjusted to reflect any forfeitures arising by reason of the termination of the participation of a Participant in the Plan for any reason other than retirement, death or Disability since the preceding Valuation Date, in the manner provided in Section 6. In applying the above provisions, for the purpose of making the foregoing adjustments, the words “Valuation Date”, as used therein, shall be construed to mean the effective date of the termination of the Plan.
          16.4. Trustee’s Role Upon Plan Termination. In the event that the Plan and Trust are terminated, the Trustees serving at the time of such termination shall continue to act with their full power hereunder until the completion of the distribution of such assets.
          16.5. Merger of Plan. This Plan shall not be merged or consolidated with, or transfer assets or liabilities to, any other plan unless each Participant in the plan would, if the plan terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.
          16.6. Effect of Bankruptcy of Company. If the Company shall be dissolved or decreed a bankrupt, or any successor owner of the business of the Company shall have failed to agree in writing to continue this Plan and Trust, or if having agreed in writing to continue this Plan and Trust, shall thereafter be legally dissolved or decreed a bankrupt, then upon occurrence of any such event contributions of such Company shall be suspended immediately. The Trustees shall continue administering the Trust using their own discretion until all assets are distributed among the Participants in accordance with the provisions of this Plan and Trust.
          16.7. Effect of Company Merger, Dissolution or Reorganization. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

Section 17
Plan Fiduciaries and Plan Administration
          17.1. Role of Fiduciaries. (a) The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the trust agreement herein set forth. Each Employer shall have the sole responsibility for making the contributions. The Company shall have the sole authority to appoint and remove the Trustee pursuant to Section 19.1 and to amend or terminate, in whole or part, this Plan or the Trust pursuant to Sections 15 and 16. The Company shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in Sections 19 and 20.
               (b) Each “Fiduciary,” defined to include the Company, each Participating Employer, the Trustee, or the Plan Administrator, warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
          17.2. Fiduciary’s Obligations. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries, and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims.
          17.3. Appointment of Committee to Assist in Plan Administration. A Committee may be appointed by and serve at the pleasure of the Board of Managing General Partners to assist in the administration of the Plan. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustees of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Company, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by a vote of the majority.
          17.4. Named Fiduciary. The Company is the “named fiduciary” of the Plan as that term is defined in Section 402(a)(2) of ERISA and shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder, including the responsibilities relating to records of Participant’s service, account balances and the percentage of such account balances which are nonforfeitable under the Plan, notification to Participants and annual registration with the Internal Revenue Service.
          17.5. Plan Administrator’s Duties. The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
               (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
               (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;
               (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;
               (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;
               (e) to furnish to each Employer, upon request, such annual reports with respect to administration of the Plan as are reasonable and appropriate;
               (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Plan Administrator;
               (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.
          The Plan Administrator’s construction of the provisions of the Plan adopted in good faith pursuant to Subsection (a) above shall be binding upon the Employers, Employees, Participants and Beneficiaries of this Plan.
          17.6. Plan Administrator’s Adoption of Rules. The Plan Administrator may adopt such rules at it deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer, the legal counsel for the Employer, or the Trustee.
          17.7. Plan Administrator’s Directions to Trustee. The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

          17.8. Plan Administrator’s Reliance on Information Furnished by Participant. The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participant’s or Beneficiary’s current mailing address and marital status.
          17.9. Legal Disability or Incapacity of a Participant or Beneficiary. Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for making of such payment under the provisions of the Plan.
          17.10. Indemnification of Plan Administrator. The Plan Administrator shall be indemnified by the Employer and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provision of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.
          17.11. Claims Procedure.
               (a) The right of any person to a benefit under the Plan. Except as otherwise provided in Section 17.11(b), if the Plan Administrator denies in whole or in part any claim for a benefit under the Plan by a Participant or a beneficiary, the Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.
The written notice which the Plan Administrator shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:
                    (1) the specific reason or reasons for the denial;
                    (2) specific reference to pertinent Plan provisions on which the denial is based;
                    (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                    (4) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;
                    (5) a statement that upon request, the Plan will provide to the claimant information sufficient for the claimant to make an informed decision whether to submit a request for review, and any information about the applicable rules, the claimant’s right to representation.; and
                    (6) In the case of an adverse benefit determination involving a determination of disability:
                         (A) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; or
                         (B) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.
               (b) Disability Claims. In the case of a claim for disability benefits, the Plan Administrator shall notify the claimant, in accordance with Section 17.11(a), of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.
               (c) Review Procedure. A claimant, or his authorized representative, may request a review of the denied claim by the Plan Administrator. Such request shall be made in writing and shall be presented to the Plan Administrator not more than 60 days after receipt by the claimant of written notification of the denial of a claim, or the date on which the claim is deemed to be denied, if no notice is given.
                    (1) The claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information “relevant” (as defined below) to the claimant’s claim for benefits.
                    (2) The determination on review shall take into account all documents, records, and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial determination.
                    (3) The Plan Administrator shall make a benefit determination no later than the date of its regularly scheduled meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination will be made by no later than the date of the second meeting following the Plan’s receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Plan Administrator following the Plan’s receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Plan Administrator shall notify the claimant, in accordance with Section 17.11(c)(4) below, of its benefit determination as soon as possible, but not later than five days after the benefit determination is made.
                    (4) In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:
                         (A) the specific reason or reasons for the adverse determination;
                         (B) reference to the specific plan provisions on which the benefit determination is based;
                         (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information “relevant” (as defined below) to the claimant’s claim for benefits;
                         (D) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA; and

                         (E) In the case of a review involving a determination of disability:
                    (i) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request;
                    (ii) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
                    (iii) the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
               (d) Relevance of Documents. For purposes of this Section 17.11, a document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information:
                    (1) was relied upon in making the initial determination;
                    (2) submitted, considered, or generated in the course of making the initial determination (whether or not actually used in making the determination); or
                    (3) demonstrates compliance with the administrative processes and safeguards required to ensure that claim determinations are made in accordance with the Plan documents and applied in a consistent manner to similarly situated claimants.
               (e) Period of Review. The period of time within which a benefit determination on review is required to be made shall begin at the time a request for review is filed in accordance with the Plan’s procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.
               (f) Compliance with Regulations. It is intended that both the initial claims procedures and the review procedures of this Plan be administered in accordance with the claims procedure regulations set forth in Department of Labor Regulation Section 2560.503-1.

          17.12. Inability to Locate Participant or Beneficiaries. Each Participant and each designated Beneficiary must file with the Plan Administrator from time to time in writing his post office address and each change of post office address. If the Plan Administrator is unable to ascertain the whereabouts of a Participant or Beneficiary after having made a diligent, good faith effort, then upon the expiration of five (5) years after the benefits shall have become payable, such benefits will be treated as a forfeiture. If the Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit will be restored if a claim is made by the Participant or Beneficiary.
          17.13. Payment of Plan Expenses. (a) Notwithstanding any provision of the Plan to the contrary, all expenses prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be employed by the Plan Administrator in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Employer.
               (b) All transactional costs or charges imposed or incurred (if any) for Participant self directed investments pursuant to Section 6.4 shall be charged to the Account of the directing Participant or Beneficiary. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition or sale or exchange of Participant self directed investments, brokerage commissions, service charges and professional fees.
Section 18
Trustees
          18.1. Designation of Trustees. The original Trustees designated herein, and any subsequent Trustee or Trustees, shall serve at the pleasure of the Board of Managing General Partners, and vacancies arising by reason of death, resignation, removal, or otherwise, shall be filled by the Board of Managing General Partners. Any Trustee may resign of his own accord by delivering his written resignation to the Board of Managing General Partners. Additional Trustees may be designated by the Board of Managing General Partners from time to time.
          18.2. Standard of Conduct. The Trustees shall discharge their duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust. Each Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.
          18.3. Responsibility. The Trustees shall be charged with the administration of this Trust, and shall possess all of the powers necessary to carry out their duties in that regard.

The Trustees shall have such powers with respect to the Fund as are hereinafter set forth in this Section 18 and Section 19.
          18.4. Authorization to Make Rules and to Employ Specialists. The Trustees are authorized to make such rules and regulations as they may deem necessary to carry out the provisions of the Trust, and to employ attorneys, accountants, investment advisors, specialists and such other agents as they shall deem necessary or desirable in the administration of the Trust. The Trustees shall have the authority to appoint an investment manager or managers to manage the assets of the Fund, and such appointment may include the power to acquire and dispose of such assets. The Trustees may charge the compensation of such attorneys, accountants, investment advisors, investment managers, specialists and other agents and any other expenses against the Fund, to the extent that they are not paid by the Employer.
          18.5. Action By Majority. The Trustees shall act by majority and such action may be taken either by a vote at a meeting or in writing without a meeting. The Trustees may by such majority action appoint subcommittees, and may appoint any one or more of themselves or an agent to execute any document or documents, or to take any other action, including the exercise of discretion, on behalf of the Trustees.
          18.6. Service Without Compensation. The Trustees, unless otherwise determined by the Board of Managing General Partners, shall serve without compensation for their services as such, but all expenses of administration of the Plan, except as otherwise provided in Section 18.4, shall be paid by the Employer.
          18.7. Recordkeeping Responsibilities. The Trustees shall keep accurate accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Managing General Partners or any person or persons designated by the Board of Managing General Partners.
          18.8. Reliance on Counsel. The Trustees may consult with legal counsel (who may be of counsel to an Employer), concerning any question which may arise with reference to their duties under this Plan and Trust, and if counsel has been approved by the Company, the opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by the Trustees hereunder in accordance with the opinion of such counsel.
          18.9. Reliance on Certified Board Resolutions. Any action by the Board of Managing General Partners of the Company pursuant to any of the provisions of this Plan and Trust shall be evidenced by a resolution of such Board of Managing General Partners certified to the Trustees over the signature of the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustees shall be fully protected in acting in accordance with any and all such resolutions so certified to them.
          18.10. Reliance on Employer Documents. The Trustees, in making any payments or taking any other action hereunder or making any decisions with respect to any matter herein referred to, may rely conclusively upon the authenticity and contents of certificates, directions, statements, resolutions, regulations, requisitions and communications from the Employer or the board of directors thereof, furnished or delivered to them as herein provided.
          18.11. Fiduciary Liability Insurance. The Company may, if it so desires, purchase insurance to cover potential liability of the Trustees by reason of the act or omission of any or all of said Trustees. Should the Company fail or refuse to purchase such insurance, the Trustees, or any of them, may do so, but no assets of the Fund may be used to purchase such insurance.
Section 19
Trust Fund
          19.1. General Description. The Trust Fund (hereinafter referred to as the “Fund”) shall consist of all contributions made by Employers and the Participants and the earnings, increments and additions thereto and thereon.
          19.2. General Investment Authority. The Trustees are expressly authorized and empowered to invest and reinvest the Fund in such stocks (of any classification), bonds and other securities or other property, whether real or personal, subject to the provisions of Section 18. Subject to the provisions of Section 18.2, the Trustees, in their discretion, may retain in cash and keep unproductive of income such amount of the Fund as they may deem advisable. The Trustees shall not be required to pay interest on such cash balance or on cash in their hands pending investment.
          19.3. Powers of Trustees Over Trust Fund. Subject to the provisions of Sections 404, 406, 407 and 408 of ERISA, as currently in effect or as amended from time to time, relating to, but not limited to, any transaction between the Trust and a Party in Interest, the Trustees are authorized and empowered in their discretion, but not by way of limitation:
               (a) To sell, exchange, convey, transfer or dispose of and also to grant options with respect to any property, whether real or personal, at any time held by them and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustees may deem best, and no person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
               (b) To retain, manage, operate, repair and improve and to mortgage or lease for any period any real estate held by them;
               (c) To vote in person or by proxy on any stocks, bonds or other securities held by them; to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefor; to join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which they may be interested as Trustees, upon such terms and conditions as they may deem wise;

               (d) To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments;
               (e) To borrow or raise moneys for the purposes of the Trust to the extent that the Trustees shall deem desirable and upon such terms and conditions as the Trustees in their absolute discretion may deem desirable or proper, and for any sum so borrowed to issue their promissory note as Trustees and to secure the repayment thereof by pledging all or any part of the Fund; and no person lending money to the Trustees shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;
               (f) To cause any investments from time to time held by them to be registered in, or transferred into, their names as Trustees or the name of their nominee or nominees, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustees shall at all times show that all such investments are part of the Fund;
               (g) To organize and incorporate (or to participate in the organization or incorporation of), under the laws of any state they may deem advisable, a holding corporation for the purposes of acquiring and holding title to any property which the Trustees are authorized to acquire under this Plan and Trust and with the power to exercise with respect thereto any or all of the functions and duties set forth in this Plan and Trust;
               (h) To invest in options and to write covered calls; and
               (i) To do all acts whether or not expressly authorized which they may deem necessary or proper for the protection of the property held hereunder.
          19.4. Tax Qualified Status of Plan and Trust. The Trust hereby created is part of a Plan for the exclusive benefit of the Participants, retired Participants and their Beneficiaries, which Plan the Company intends shall qualify under Section 401(a) of the Code, and, until advised to the contrary, the Trustees may assume that the Plan so qualifies and that the Trust is exempt from tax under Section 501(a) of the Code. However, any taxes that may be assessed on or in respect of the Fund shall be charged against the Fund. The Trustees may assume that any taxes assessed on or in respect of the Fund are lawfully assessed unless the Company shall in writing advise the Trustees that in the opinion of their counsel, such taxes are not lawfully assessed. In the event that the Company shall so advise the Trustees, the Trustees, if so required by the Company, shall contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but at the expense of the Company; or the Company may itself contest the validity of such taxes in any manner deemed appropriate by it or its counsel. The word “taxes” in this paragraph shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes.

Section 20
Miscellaneous
          20.1. No Legal or Equitable Right Against the Employer Except as Expressly Provided Herein. Neither the establishment of the Trust nor any modification thereof, nor the creation of any fund or account nor the payment of any benefits, shall be construed as giving to any Participant or other Person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustees, except as herein expressly provided. Nothing herein contained shall entitle any Person to any payment except out of the Fund.
          20.2. No Right to Continued Employment. Neither the establishment of the Plan and Trust, the granting of benefits, nor any action of the Board of Managing General Partners or any Trustee now or hereafter, shall be held or construed to confer upon any person any legal right to be continued as an Employee, or to interfere with the right of the Employer to discharge any Employee whenever the interests of the Employer in its sole discretion may so require, without liability to the Employer or the Trustees.
          20.3. Qualified Military Service. Notwithstanding any provisions of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
          20.4. Anti-Alienation Rules. (a) Except as provided in Section 13.2(g) and Subsections (b) and (c) below, no benefit which is payable out of the Fund to any Participant or his Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, levy, execution or charge, either voluntary or involuntary, prior to actually being received by the Person or Persons entitled thereto and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge, or otherwise dispose of, any right to amounts payable hereunder shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such Person, nor shall it be subject to attachment or legal process for or against such Person, and the same shall not be recognized by the Trustees, except to such extent as may be required by law. If any Person who shall be entitled to any benefit hereunder, shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, then such benefit shall, in the discretion of the Plan Administrator, cease and terminate, and in that event the Trustees shall hold or apply the same for the benefit of such Persons, his Spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Plan Administrator shall determine. The provision of this Section 20.4 shall also apply to creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order.
               (b) Notwithstanding Subsection (a) above, the restrictions of Subsection (a) above shall not apply if the assignment of benefit is made pursuant to a qualified domestic relations order in accordance with a procedure established by the Plan Administrator pursuant to the provisions of Sections 401(a)(13)(B) and 414(p) of the Code.

               (c) Notwithstanding Subsection (a) above, the restrictions of Subsection (a) shall not apply if the assignment of benefit is made pursuant to an order or requirement to pay as hereinafter described, which is entered into on or after August 5, 1997. This Subsection (c) applies to an order or requirement to pay that meets the following requirements:
                    (1) the order or requirement to pay arises:
                         (A) under a judgment of conviction for a crime involving such plan,
                         (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA (the “ERISA Fiduciary Responsibility Rules”)
                         (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of the ERISA Fiduciary Responsibility Rules by a fiduciary or any other person,
                    (2) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan, and
                    (3) in a case in which the survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made -
                         (A) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Section 417(a)(2)(B) of the Code, or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 417(a) of the Code,
                         (B) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of the ERISA Fiduciary Responsibility Rules, or
                         (C) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under a qualified preretirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code.
          20.5. Acts of an Employer. Whenever the Employer under the terms of this Plan is permitted or required to do or perform any act or matter it shall be done and performed by any officer thereunto authorized by such Employer’s board of directors or other governing body.

          20.6. Construction.
               (a) Masculine gender shall include the feminine and the singular shall include the plural, unless the context otherwise requires.
               (b) The captions of this Plan are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any provision hereof.
          20.7. Governing Law. The provisions of this Plan and Trust, and the rights and obligations herein created, to the extent not preempted by Federal law, shall be interpreted in accordance with the substantive laws of the State of New Jersey.
     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the 29th day of October, 2007.

ADOPTING EMPLOYER:
ATTEST	CHESTNUT STREET EXCHANGE FUND

/s/ Michael P. Malloy	By: /s/ David Wilmerding
Michael P. Malloy	David Wilmerding, Chairman
Chestnut Street Exchange Fund, Secretary

PARTICIPATING EMPLOYER:
ATTEST	THE RBB FUND

/s/ Jennifer Rogers	By:/s/ Arnold Reichman
Jennifer Rogers	Arnold Reichman, Chairman
The RBB Fund, Inc., Assistant Secretary

APPOINTMENT AS CONTINUING TRUSTEE ACCEPTED PURSUANT TO THE TERMS OF THE PLAN AND TRUST:

/s/Michael P. Malloy	/s/ Edward J. Roach, Trustee
Michael P. Malloy, Witness	Edward J. Roach, Trustee

APPENDIX A
Participating Employers
The RBB Fund